Exhibit 99.1

Patterson Companies Completes Acquisition of Animal Health International

Size of Veterinary Business Doubles

ST. PAUL, Minn. — June 17, 2015 — Patterson Companies, Inc. (Nasdaq:PDCO) today announced that it has successfully completed the previously announced acquisition of Animal Health International, Inc., a leading production animal health distribution company in the United States. With Patterson’s Veterinary business now double its previous size, the company is focused on serving customers in the U.S., Canada and the United Kingdom with a wide range of products and services. Under terms of the definitive agreement, Patterson Companies has acquired all of Animal Health International’s stock for approximately $1.1 billion in cash.

According to Scott P. Anderson, chairman and chief executive officer of Patterson Companies, “The culmination of this acquisition marks a significant milestone for Patterson Companies and this is a transformational move for us. Acquiring Animal Health International firmly establishes Patterson in the production animal health market, in addition to building on our already strong presence in the companion pet market. We are committed to growth in this industry. John Adent is leading the combined veterinary business as president, with George Henriques, serving as chief commercial officer. Their top priority is to leverage our broadened product portfolio and best-in-class technical and service offering to take advantage of the growth opportunities in the animal health industry.”

Under terms of the definitive agreement, Patterson Companies financed the acquisition through a combination of a $1 billion unsecured term loan and a $500 million unsecured cash flow revolving line of credit. The initial interest rate under the credit agreement is LIBOR plus 200 basis points.

Animal Health International generated sales and EBITDA of $1.5 billion and $68 million, respectively, during the 12 months ended March 2015. Patterson expects $20 million to $30 million of synergies to result from the Animal Health International acquisition, to be realized over a three-year period. The closing of the transaction will impact approximately half of the company’s fiscal first quarter, which ends July 25, 2015. Patterson Companies expects to provide a financial update and revised company guidance, as a result of the acquisition, on its fiscal first quarter earnings call Thursday, August 20, 2015.

About Patterson Companies, Inc.

Patterson Companies, Inc. is a value-added distributor serving the dental, companion-pet veterinarian and rehabilitation supply markets.

Dental Market

As Patterson’s largest business, Patterson Dental provides a virtually complete range of consumable dental products, equipment and software, turnkey digital solutions and value-added services to dentists and dental laboratories throughout North America.

Veterinary Market

Patterson Veterinary is a leading distributor in the U.S. and U.K. of consumable veterinary supplies, equipment and software, diagnostic products, vaccines and pharmaceuticals predominantly to companion-pet veterinary clinics.

Rehabilitation Market

Patterson Medical is the world’s leading distributor of rehabilitation supplies and non-wheelchair assistive patient products to the physical and occupational therapy markets. The unit’s global customer base includes hospitals, long-term care facilities, clinics and dealers.

This press release contains certain forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are information of a non-historical nature and are subject to risks and uncertainties that are beyond Patterson’s ability to control. Forward-looking statements generally can be identified by words such as “believes,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates” or other words or phrases of similar import. Similarly, statements that describe the proposed benefits of the transaction, including its financial impact, and other statements of management’s beliefs, intentions or goals also are forward-looking statements. It is uncertain whether any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do, what impact they will have on the results of operations and financial condition of the combined companies or the price of Patterson stock. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements, including but not limited to the ability of Patterson to successfully integrate Animal Health’s operations, product lines and technology; the ability of Patterson to implement its plans, forecasts and other expectations with respect to Animal Health’s business and realize additional opportunities for growth; and the other risks and important factors contained and identified in Patterson’s filings with the Securities and Exchange Commission, such as its Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K, any of which could cause actual results to differ materially from the forward-looking statements. Any forward-looking statement in this press release speaks only as of the date on which it is made. Except to the extent required under the federal securities laws, Patterson does not intend to update or revise the forward-looking statements.

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For additional information, contact:

Ann B. Gugino

Executive Vice President & CFO

651-686-1600

Source: Patterson Companies, Inc.